                                                                     Exhibit 11

                    BOISE CASCADE OFFICE PRODUCTS CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS



                                                           For the Year Ended December 31
                                                           ------------------------------
                                                    1998                1997               1996
                                               ---------------    -----------------   ---------------
                                                      (in thousands, except share information)
BASIC EARNINGS PER SHARE
Net income                                     $        53,067    $          56,886   $        55,349
                                               ===============    =================   ===============

Shares of Common Stock:
   Weighted average shares outstanding              65,715,120           63,788,448        62,444,170
   Effect of contingent shares                          26,452              345,541           475,828
                                               ---------------    -----------------   ---------------
                                                    65,741,572           64,133,989        62,919,998
                                               ===============    =================   ===============
Basic earnings per share (1)                   $           .81    $             .89   $           .88
                                               ===============    =================   ===============


DILUTED EARNINGS PER SHARE
Net income                                     $        53,067    $          56,886   $        55,349
                                               ===============    =================   ===============

Shares of Common Stock:
   Weighted average shares outstanding              65,715,120           63,788,448        62,444,170
   Effect of contingent shares                          26,452              345,541           475,828
   Effect of options                                    50,268              118,370           216,286
                                               ---------------    -----------------   ---------------
                                                    65,791,840           64,252,359        63,136,284
                                               ===============    =================   ===============

Diluted earnings per share (1)                 $           .81    $             .89   $           .88
                                               ===============    =================   ===============





(1) Information concerning earnings per share is included in Note 1, "Summary of Significant Accounting Policies," of the Notes to Financial Statements in our 1998 Annual Report and is incorporated herein by reference.